UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2013

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Blvd., Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 20, 2013, Spark Networks, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), and the selling stockholders named in Schedule II thereto (collectively, the “Selling Stockholders”), relating to the public offering by the Selling Stockholders of 4,050,870 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) at a public offering price of $6.00 per share. The Underwriters have a 30-day option to purchase from the Selling Stockholders an additional 607,630 shares of Common Stock to cover over-allotments, if any, at the public offering price per share, less the underwriting discounts and commissions.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Selling Stockholders. It also provides for customary conditions to closing, indemnification by each of the Company, the Selling Stockholders and the Underwriters against certain liabilities, including for liabilities under the Securities Act of 1933, and customary contribution provisions in respect of those liabilities. The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-187141) originally filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2013 and declared effective on April 23, 2013, and the related prospectus supplement and accompanying prospectus. The offering is expected to close on or about November 25, 2013, subject to customary closing conditions.

The Company issued press releases on November 19, 2013 and November 20, 2013 announcing the commencement of the offering and the pricing of the offering, respectively, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Forward-Looking Statements

This report contains forward-looking statements that are subject to a number of risks and uncertainties, including statements relating to the Company’s expectations with respect to the completion, timing and size of this offering. Additional risks and uncertainties relating to this offering, the Company and its business can be found under the heading “Risk Factors” in the Company’s prospectus supplement and prospectus filed with the SEC on November 20, 2013, and in the Company’s other filings with the SEC. Except as required by law, the Company does not undertake any obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Underwriting Agreement, dated as of November 20, 2013, by and among the Company, William Blair & Company, L.L.C. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several Underwriters named in Schedule I thereto, and the selling stockholders named in Schedule II thereto.

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (contained in exhibit 5.1)

99.1	Press release dated November 19, 2013

99.2	Press release dated November 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: November 20, 2013	By:	/s/ Joshua A. Kreinberg
	Name:	Joshua A. Kreinberg
	Title:	General Counsel

EXHIBIT INDEX

1.1	Underwriting Agreement, dated as of November 20, 2013, by and among the Company, William Blair & Company, L.L.C. and Stifel, Nicolaus & Company, Incorporated, as representatives of the several Underwriters named in Schedule I thereto, and the selling stockholders named in Schedule II thereto.

5.1	Opinion of K&L Gates LLP

23.1	Consent of K&L Gates LLP (contained in exhibit 5.1)

99.1	Press release dated November 19, 2013

99.2	Press release dated November 20, 2013